Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.61 PER
SHARE AND GAAP EARNINGS OF $0.44 PER SHARE

($ millions, except per-share amounts)

	Q4 2009	Q4 2008	% Change	FY 2009	FY 2008	% Change

Revenue	$4,421	$5,284	(16)%	$17,237	$20,199	(15)%
Income (Loss) from Continuing Operations	$207	$264	(22)%	$(1,833)	$1,095	—
Diluted EPS from Continuing Operations	$0.44	$0.55	(20)%	$(3.87)	$2.25	—
Special Items	$(0.17)	$(0.26)		$(6.23)	$(0.81)
Income from Continuing Ops Before Special Items	$291	$387	(25)%	$1,122	$1,493	(25)%
Diluted EPS from Continuing Ops Before Special Items	$0.61	$0.81	(25)%	$2.36	$3.06	(23)%

SCHAFFHAUSEN, Switzerland — November 10, 2009 — Tyco International Ltd. (NYSE: TYC) today reported $0.44 in diluted earnings per share (EPS) from continuing operations for the fiscal fourth quarter of 2009 and diluted EPS from continuing operations before special items of $0.61 per share.  Revenue in the quarter of $4.4 billion declined 16% versus the prior year with an organic revenue decline of 12%.  Cash from operating activities was $985 million in the quarter.  The company had free cash flow of $614 million, which included cash payments of $84 million for restructuring and legacy legal matters.

For the full year, revenue of $17.2 billion declined 15%.  Organic revenue declined 8%, with half of the decline coming from the Electrical and Metal Products business.  Cash from operating activities was $2.43 billion.  Free cash flow of $1.22 billion included cash payments of $261 million for restructuring and legacy legal matters.

“Our operating results for the fourth quarter reflect good progress in reducing our overall cost structure while we continue to invest in the future growth of our businesses,” said Ed Breen, Tyco Chairman and Chief Executive Officer.  “We generated strong cash flow in the quarter, effectively managed our working capital and we finished the year in strong financial condition.”

Organic revenue, free cash flow, operating income before special items, operating margin before special items and income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Fourth Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.  Certain tables in this press release contain the symbol “-”, where the percent change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2009, certain businesses within the ADT Worldwide and Fire Protection Services segments were realigned resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal fourth quarter or full year of 2008 unless otherwise indicated.

ADT Worldwide

	Q4 2009	Q4 2008	% Change	FY2009	FY2008	% Change

Revenue	$1,799	$1,981	(9)%	$7,015	$7,731	(9)%
Operating Income	$226	$203	11%	$233	$906	—
Operating Margin	12.6%	10.2%		—	11.7%
Special Items	$(31)	$(48)		$(722)	$(94)
Operating Income Before Special Items	$257	$251	2%	$955	$1,000	(5)%
Operating Margin Before Special Items	14.3%	12.7%		13.6%	12.9%

Revenue of $1.8 billion declined 9% in the quarter with an organic revenue decline of 5% and a 4% decline due to changes in foreign currency.  ADT’s recurring revenue grew 4% organically on a global basis.  Systems installation and service revenue declined 14% organically, mostly due to weakness in North America and Europe, as a result of continuing lower sales to commercial customers, including the retailer end market.

Operating income was $226 million in the quarter and the operating margin was 12.6%. Special items of $31 million resulted primarily from restructuring activities. Operating income before special items of $257 million increased $6 million despite a $7 million negative impact from foreign currency.  The operating margin before special items improved 160 basis points to 14.3%, as cost-containment initiatives, restructuring activities and growth in ADT’s higher-margin recurring revenue business more than offset volume declines.

Full year revenue of $7.0 billion decreased 9% with an organic revenue decline of 4%.  Operating income was $233 million and included $722 million of special items.  Operating income before special items of $955 million decreased $45 million driven by a negative foreign currency impact of $56 million.  The operating margin before special items improved 70 basis points to 13.6%.

Flow Control

	Q4 2009	Q4 2008	% Change	FY2009	FY2008	% Change

Revenue	$1,010	$1,188	(15)%	$3,850	$4,418	(13)%
Operating Income	$126	$152	(17)%	$518	$618	(16)%
Operating Margin	12.5%	12.8%		13.5%	14.0%
Special Items	$(15)	$(9)		$(34)	$(14)
Operating Income Before Special Items	$141	$161	(12)%	$552	$632	(13)%
Operating Margin Before Special Items	14.0%	13.6%		14.3%	14.3%

Revenue of $1.0 billion declined 15% in the quarter with an organic revenue decline of 10%.  Organic revenue declined 7% in the Valves business, 17% in Water and 12% in Thermal Controls.  Backlog of $1.7 billion increased 4% on a quarter sequential basis (a 1% decline excluding the impact of foreign currency).

Operating income was $126 million in the quarter and the operating margin was 12.5%.  Special items of $15 million resulted from restructuring activities.  The operating income before special items of $141 million included a $9 million negative foreign currency impact.  The operating margin before special items improved 40 basis points to 14.0% as cost-containment actions and restructuring activities more than offset the impact of volume declines.

Full year revenue of $3.85 billion decreased 13% primarily due to changes in foreign currency with an organic revenue decline of 3%.  Operating income was $518 million and the operating margin was 13.5%.  Operating income before special items of $552 decreased $80 million driven primarily by a $76 million negative foreign currency impact.  The operating margin before special items remained flat with 2008 at 14.3%.

Fire Protection Services

	Q4 2009	Q4 2008	% Change	FY2009	FY2008	% Change

Revenue	$904	$1,015	(11)%	$3,428	$3,839	(11)%
Operating Income	$65	$71	(8)%	$68	$325	—
Operating Margin	7.2%	7.0%		—	8.5%
Special Items	$(31)	$(30)		$(225)	$(34)
Operating Income Before Special Items	$96	$101	(5)%	$293	$359	(18)%
Operating Margin Before Special Items	10.6%	10.0%		8.5%	9.4%

Revenue of $904 million declined 11% in the quarter with an organic revenue decline of 7%.  Service revenue declined 5% organically and installation revenue declined 8% driven by continued softness in the North American and EMEA regions.  Backlog of $1.2 billion decreased 5% on a quarter sequential basis (a 7% decline excluding the impact of foreign currency).

Operating income was $65 million in the quarter and the operating margin was 7.2%.  Special items of $31 million resulted from restructuring activities.  Operating income before special items was $96 million and the operating margin before special items improved 60 basis points to 10.6% as cost-containment actions more than offset the decline in revenue.

Full year revenue of $3.4 billion decreased 11% primarily due to changes in foreign currency with an organic revenue decline of 3%.  Operating income was $68 million and included $225 million of special items.  Operating income before special items of $293 million decreased $66 million primarily due to lower volume and a $12 million negative foreign currency impact.

Electrical and Metal Products

	Q4 2009	Q4 2008	% Change	FY2009	FY2008	% Change

Revenue	$326	$591	(45)%	$1,392	$2,272	(39)%
Operating Income	$12	$88	(86)%	$(940)	$342	—
Operating Margin	3.7%	14.9%		—	15.1%
Special Items	$(9)	$(31)		$(957)	$(43)
Operating Income Before Special Items	$21	$119	(82)%	$17	$385	(96)%
Operating Margin Before Special Items	6.4%	20.1%		1.2%	16.9%

Revenue of $326 million declined 45% in the quarter with an organic revenue decline of 41%.   The decline was primarily due to lower selling prices for both steel and copper products.

Operating income was $12 million in the quarter and included $9 million of special items for restructuring activities.  Operating income before special items of $21 million decreased $98 million, primarily due to lower spreads for both steel and copper products.  The operating margin before special items was 6.4%.

Full year revenue of $1.4 billion decreased 39% with an organic revenue decline of 35%.  Electrical and Metal Products incurred an operating loss of $940 million which included special items of $957 million.  Operating income excluding special items was $17 million.

Safety Products

	Q4 2009	Q4 2008	% Change	FY2009	FY2008	% Change

Revenue	$382	$507	(25)%	$1,552	$1,934	(20)%
Operating Income	$46	$65	(29)%	$(789)	$284	—
Operating Margin	12.0%	12.8%		—	14.7%
Special Items	$(14)	$(34)		$(1,018)	$(73)
Operating Income Before Special Items	$60	$99	(39)%	$229	$357	(36)%
Operating Margin Before Special Items	15.7%	19.5%		14.8%	18.5%

Revenue of $382 million declined 25% in the quarter.  Organic revenue declined 22% due to lower volume across the Fire Suppression, Electronic Security and Life Safety businesses resulting from weaker demand in end markets.

Operating income was $46 million in the quarter and the operating margin was 12.0%. Special items of $14 million resulted from restructuring activities. Operating income before special items was $60 million and the operating margin before special items decreased 3.8 percentage points to 15.7% as cost-containment actions and restructuring activities were more than offset by significant volume declines.

Full year revenue of $1.6 billion decreased 20% with an organic revenue decline of 14%.  Safety Products incurred an operating loss of $789 million, which included $1.0 billion of special items.  Operating income before special items of $229 million includes a $19 million negative foreign currency impact.

OTHER ITEMS

•                  Corporate expense was $160 million for the quarter and included special items of $11 million.  For the full year, corporate expense was $577 million and included special items of $130 million resulting in corporate expense before special items of $447 million.

•                  The company incurred pre-tax charges of $96 million in the quarter and $253 million for the full year related to restructuring activities.

•                  Other expense in the quarter of $19 million primarily results from the reduction of tax liabilities for periods prior to Tyco’s separation into three companies.  These tax liabilities are governed by the Tax Sharing Agreement between Tyco International, Covidien and Tyco Electronics.  The reduction in tax liabilities lowered Tyco’s tax rate in the quarter and was partially offset by an $18 million reduction in the amounts due from the other two companies, which is also reflected in other expense.

•                  The tax rate for the quarter was 9.9%.  The tax rate before special items was 14.6% for the quarter and 15.7% for the full year.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results and outlook for fiscal 2010 during a conference call and webcast today beginning at 8:30 a.m. EDT.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on November 10, 2009 and ending on November 17, 2009. The dial-in number for participants in the United States is (866) 346-2432. For participants outside the United States, the replay dial-in number is (203) 369-0008.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”, “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased from the ADT dealer network,

•                  cash paid for purchase accounting and holdback liabilities,

•                  voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2008 and in the interim reports filed on Form 10-Q for subsequent quarterly periods.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008
Net revenue	$4,421	$5,284	$17,237	$20,199
Cost of sales	2,814	3,417	11,143	13,123
Selling, general and administrative expenses	1,193	1,301	4,657	4,906
Class action settlement, net	—	(3)	—	(10)
Separation costs	—	—	—	4
Goodwill and intangible asset impairments	—	9	2,705	10
Restructuring, asset impairment and divestiture charges, net	99	131	219	225
Operating income (loss)	$315	$429	$(1,487)	$1,941
Interest income	12	11	44	110
Interest expense	(76)	(73)	(301)	(396)
Other expense, net	(19)	(19)	(7)	(224)
Income (loss) from continuing operations before income taxes and minority interest	232	348	(1,751)	1,431
Income tax expense	(23)	(86)	(78)	(335)
Minority interest (expense) income	(2)	2	(4)	(1)
Income (loss) from continuing operations	207	264	(1,833)	1,095
(Loss) income from discontinued operations, net of income taxes	(2)	170	35	458
Net income (loss)	$205	$434	$(1,798)	$1,553

Basic earnings per common share:
Income (loss) from continuing operations	$0.44	$0.56	$(3.87)	$2.26
(Loss) income from discontinued operations	(0.01)	0.35	0.07	0.95
Net income (loss)	$0.43	$0.91	$(3.80)	$3.21
Diluted earnings per common share:
Income (loss) from continuing operations	$0.44	$0.55	$(3.87)	$2.25
(Loss) income from discontinued operations	(0.01)	0.36	0.07	0.94
Net income (loss)	$0.43	$0.91	$(3.80)	$3.19

Weighted-average number of shares outstanding:
Basic	474	475	473	484
Diluted	476	478	473	488

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2009.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Twelve Months Ended
	September 25,		September 26,		September 25,		September 26,
	2009		2008		2009		2008
NET REVENUE
ADT Worldwide	$1,799		$1,981		$7,015		$7,731
Flow Control	1,010		1,188		3,850		4,418
Fire Protection Services	904		1,015		3,428		3,839
Electrical and Metal Products	326		591		1,392		2,272
Safety Products	382		507		1,552		1,934
Corporate and Other	—		2		—		5
Total Net Revenue	$4,421		$5,284		$17,237		$20,199

OPERATING INCOME / (LOSS) AND MARGIN
ADT Worldwide	$226	12.6%	$203	10.2%	$233	—	$906	11.7%
Flow Control	126	12.5%	152	12.8%	518	13.5%	618	14.0%
Fire Protection Services	65	7.2%	71	7.0%	68	—	325	8.5%
Electrical and Metal Products	12	3.7%	88	14.9%	(940)	—	342	15.1%
Safety Products	46	12.0%	65	12.8%	(789)	—	284	14.7%
Corporate and Other	(160)	—	(150)	—	(577)	—	(534)	—
Total Operating Income / (Loss) and Margin	$315	7.1%	$429	8.1%	$(1,487)	—	$1,941	9.6%

Note: Certain operating margins have not been presented as management believes such calculations are not meaningful.

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 25,	September 26,
	2009	2008
Current Assets:
Cash and cash equivalents	$2,354	$1,519
Accounts receivable, net	2,629	2,986
Inventories	1,443	1,877
Other current assets	1,385	1,779
Assets held for sale	156	268
Total current assets	7,967	8,429

Property, plant and equipment, net	3,497	3,493
Goodwill	8,791	11,619
Intangible assets, net	2,647	2,681
Other assets	2,651	2,582
Total Assets	$25,553	$28,804

Current Liabilities:
Short-term debt and current maturities of long-term debt	$245	$555
Accounts payable	1,244	1,608
Accrued and other current liabilities	2,476	2,717
Deferred revenue	590	594
Liabilities held for sale	161	211
Total current liabilities	4,716	5,685

Long-term debt	4,029	3,709
Other liabilities	3,854	3,902
Total Liabilities	12,599	13,296

Shareholders’ equity	12,954	15,508

Total Liabilities and Shareholders’ Equity	$25,553	$28,804

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2009.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008
Cash Flows from Operating Activities:
Net income (loss)	$205	$434	$(1,798)	$1,553
Loss (Income) from discontinued operations	2	(170)	(35)	(458)

Income (loss) from continuing operations	207	264	(1,833)	1,095
Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	—	9	2,705	10
Depreciation and amortization	294	300	1,133	1,154
Non-cash compensation expense	27	21	103	99
Deferred income taxes	118	21	(83)	(94)
Provision for losses on accounts receivable and inventory	42	36	156	135
(Gain) Loss on extinguishment of debt	—	—	(2)	258
Other non-cash items	46	62	108	137
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	23	67	207	(176)
Inventories	186	35	367	(138)
Prepaid expenses and other current assets	186	2	11	11
Accounts payable	48	119	(352)	(16)
Accrued and other liabilities	(40)	205	(52)	(152)
Income taxes, net	(145)	(87)	(148)	(95)
Class action settlement liability	—	—	—	(3,020)
Other	(7)	(18)	109	(80)
Net cash provided by (used in) operating activities	985	1,036	2,429	(872)
Net cash provided by (used in) discontinued operating activities	—	7	(8)	(18)

Cash Flows from Investing Activities:
Capital expenditures	(209)	(189)	(709)	(734)
Proceeds from disposal of assets	7	14	13	28
Acquisition of businesses, net of cash acquired	(1)	(255)	(48)	(347)
Accounts purchased from ADT dealer program	(182)	(107)	(543)	(376)
Class action settlement escrow	—	—	—	2,960
Other	(22)	—	18	15
Net cash (used in) provided by investing activities	(407)	(537)	(1,269)	1,546
Net cash provided by discontinued investing activities	25	432	66	911

Cash Flows from Financing Activities:
Net repayments of debt	25	(346)	8	(547)
Proceeds from exercise of share options	—	9	1	49
Dividends paid	(101)	(71)	(388)	(292)
Repurchase of common shares by subsidiary	—	(98)	(3)	(854)
Repurchase of common shares held by treasury	—	(192)	—	(192)
Transfers from discontinued operations	25	439	58	897
Other	8	(5)	9	(72)
Net cash used in financing activities	(43)	(264)	(315)	(1,011)
Net cash used in discontinued financing activities	(25)	(439)	(58)	(893)

Effect of currency translation on cash	40	(58)	(10)	(38)
Net increase (decrease) in cash and cash equivalents	575	177	835	(375)
Cash and cash equivalents at beginning of period	1,779	1,342	1,519	1,894

Cash and cash equivalents at end of period	$2,354	$1,519	$2,354	$1,519

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$985	$1,036	$2,429	$(872)
Sale of accounts receivable	(3)	2	10	14
Capital expenditures	(202)	(175)	(696)	(706)
Accounts purchased from ADT dealer program	(182)	(107)	(543)	(376)
Purchase accounting and holdback liabilities	—	—	(2)	(2)
Voluntary pension contributions	16	3	22	4
Free Cash Flow	$614	$759	$1,220	$(1,938)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended September 25, 2009
	Net Revenue		Foreign Currency		(Acquisition) / Divestiture		Other		Organic Revenue		Net Revenue for the Quarter Ended September 26, 2008
ADT Worldwide	$1,799	-9.2%	$(79)	-4.0%	$(4)	-0.2%	$—	0.0%	$(99)	-5.0%	$1,981
Flow Control	1,010	-15.0%	(57)	-4.8%	(2)	0.0%	5	0.4%	(124)	-10.4%	1,188
Fire Protection Services	904	-10.9%	(37)	-3.6%	—	0.0%	(5)	-0.5%	(69)	-6.8%	1,015
Electrical and Metal Products	326	-44.8%	(8)	-1.4%	(12)	-1.9%	(3)	-0.5%	(242)	-40.9%	591
Safety Products	382	-24.7%	(15)	-3.0%	(1)	-0.2%	3	0.6%	(112)	-22.1%	507
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	—	0.0%	(2)	-100.0%	2
Total Net Revenue	$4,421	-16.3%	$(196)	-3.7%	$(19)	-0.3%	$—	0.0%	$(648)	-12.3%	$5,284

	Twelve Months Ended September 25, 2009
	Net Revenue		Foreign Currency		(Acquisition) / Divestiture		Other		Organic Revenue		Net Revenue for the Twelve Months Ended September 26, 2008
ADT Worldwide	$7,015	-9.3%	$(590)	-7.6%	$152	1.9%	$—	0.0%	$(278)	-3.6%	$7,731
Flow Control	3,850	-12.9%	(462)	-10.5%	(3)	-0.1%	26	0.6%	(129)	-2.9%	4,418
Fire Protection Services	3,428	-10.7%	(294)	-7.7%	—	0.0%	(18)	-0.5%	(99)	-2.6%	3,839
Electrical and Metal Products	1,392	-38.7%	(52)	-2.3%	(31)	-1.3%	(12)	-0.5%	(785)	-34.6%	2,272
Safety Products	1,552	-19.8%	(122)	-6.3%	(8)	-0.5%	12	0.6%	(264)	-13.7%	1,934
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	—	0.0%	(5)	-100.0%	5
Total Net Revenue	$17,237	-14.7%	$(1,520)	-7.5%	$110	0.5%	$8	0.0%	$(1,560)	-7.7%	$20,199

NOTE:  Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended				Year to Date	Quarter Ended				Year Ended
	Dec. 26, 2008	March 27, 2009	June 26, 2009	Sept. 25, 2009	Sept. 25, 2009	Dec. 28, 2007	March 28, 2008	June 27, 2008	Sept. 26, 2008	Sept. 26, 2008

Diluted EPS from Continuing Operations (GAAP)	$0.57	$(5.40)	$0.51	$0.44	$(3.87)	$0.72	$0.56	$0.41	$0.55	$2.25

Restructuring and asset impairment charges, net	—	0.13	0.04	0.14	0.32	0.02	0.06	0.06	0.19	0.33

Restructuring charges in cost of sales and SG&A	0.01	0.02	0.01	0.01	0.05	0.01	0.01	0.01	0.02	0.04

Other additional charges resulting from restructuring actions	—	0.01	0.01	—	0.02	—	—	—	—	—

Losses on divestitures	—	—	0.01	0.01	0.03	—	—	—	—	—

Intangible impairments	—	0.09	—	—	0.08	—	—	—	—	—

Goodwill impairments	—	5.47	—	—	5.47	—	—	—	0.02	0.02

Tax items	0.01	—	—	—	0.01	0.04	—	—	—	0.04

Class action settlement, net	—	—	—	—	—	—	—	(0.01)	(0.01)	(0.02)

Legacy legal items	0.02	0.23	—	0.01	0.25	—	0.04	0.02	—	0.06

Reserve adjustment	—	—	—	—	—	—	(0.01)	—	—	(0.02)

Separation costs	—	—	—	—	—	(0.08)	0.01	0.39	0.04	0.36

Total Before Special Items	$0.61	$0.55	$0.58	$0.61	$2.36	$0.71	$0.67	$0.88	$0.81	$3.06

Tyco International Ltd.

For the Quarter Ended September 25, 2009

(in millions, except per share data)

(Unaudited)

	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Revenue
Revenue (GAAP)	$ 1,799	$ 1,010	$ 904	$ 326	$ 382	—	$ 4,421

	Operating Income
	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Operating Income	Interest Income, net	Other Expense, net	Income Taxes	Minority Interest	Income from Continuing Operations	Diluted EPS from Continuing Operations
As Reported (GAAP)	$ 226	$ 126	$ 65	$ 12	$ 46	$ (160)	$ 315	$ (64)	$ (19)	$ (23)	$ (2)	$ 207	$ 0.44

Restructuring and asset impairment charges, net	24	14	31	9	9	2	89			(22)		67	0.14

Restructuring charges in cost of sales and SG&A	1				5		6			(1)		5	0.01

Other additional charges resulting from restructuring actions		1					1					1	—

Losses on divestitures	6					4	10			(3)		7	0.01

Goodwill impairments										2		2	0.00

Tax items										(3)		(3)	0.00

Legacy legal items						5	5					5	0.01

Total Before Special Items	$ 257	$ 141	$ 96	$ 21	$ 60	$ (149)	$ 426	$ (64)	$ (19)	$ (50)	$ (2)	$ 291	$ 0.61

Diluted Shares Outstanding	476
Diluted Shares Outstanding — Before Special Items	476

Tyco International Ltd.

For the Twelve Months Ended September 25, 2009

(in millions, except per share data)

(Unaudited)

	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Revenue
Revenue (GAAP)	$ 7,015	$ 3,850	$ 3,428	$ 1,392	$ 1,552	—	$ 17,237

	Operating Income											Income	Diluted EPS
	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Operating Income	Interest Income, net	Other Expense, net	Income Taxes	Minority Interest	from Continuing Operations	from Continuing Operations
As Reported (GAAP)	$ 233	$ 518	$ 68	$ (940)	$ (789)	$ (577)	$ (1,487)	$ (257)	$ (7)	$ (78)	$ (4)	$ (1,833)	$ (3.87)

Restructuring and asset impairment charges, net	76	23	45	16	36	9	205			(54)		151	0.32

Restructuring charges in cost of sales and SG&A	5	2		7	18	1	33			(11)		22	0.05

Other additional charges resulting from restructuring actions		5		1	9		15			(4)		11	0.02

Losses on divestitures	6	4		(2)		6	14			(3)		11	0.03

Intangible impairments	22				42		64			(25)		39	0.08

Goodwill impairments	613		180	935	913		2,641			(41)		2,600	5.47

Tax items										3		3	0.01

Legacy legal items						114	114			4		118	0.25

Total Before Special Items	$ 955	$ 552	$ 293	$ 17	$ 229	$ (447)	$ 1,599	$ (257)	$ (7)	$ (209)	$ (4)	$ 1,122	$ 2.36

Diluted Shares Outstanding	473
Diluted Shares Outstanding — Before Special Items	475

Tyco International Ltd.

For the Quarter Ended September 26, 2008

(in millions, except per share data)

(Unaudited)

	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Revenue
Previously Reported Revenue (GAAP)	$2,052	$1,188	$944	$591	$507	$2	$5,284

Segment Realignment	(71)		71

Recasted Revenue (GAAP)	$1,981	$1,188	$1,015	$591	$507	$2	$5,284

	Operating Income											Income	Diluted EPS
	ADT Worldwide	Flow Control	Fire Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Total Operating Income	Interest Expense, net	Other Expense, net	Income Taxes	Minority Interest	from Continuing Operations	from Continuing Operations
As Previously Reported (GAAP)	$200	$152	$74	$88	$65	$(150)	$429	$(62)	$(19)	$(86)	$2	$264	$0.55

Segment Realignment	3		(3)

As Reported (GAAP)	$203	$152	$71	$88	$65	$(150)	$429	$(62)	$(19)	$(86)	$2	$264	$0.55

Restructuring and asset impairment charges, net	47	3	20	28	32	1	131			(39)		92	0.19

Restructuring charges in cost of sales and SG&A	1	6	1	3	2		13			(5)		8	0.02

Goodwill impairment			9				9					9	0.02

Class action settlement, net						(3)	(3)					(3)	(0.01)

Separation costs									17			17	0.04

Total Before Special Items	$251	$161	$101	$119	$99	$(152)	$579	$(62)	$(2)	$(130)	$2	$387	$0.81

									Diluted Shares Outstanding				478
									Diluted Shares Outstanding — Before Special Items				478

Tyco International Ltd.

For the Twelve Months Ended September 26, 2008

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical & Metal	Safety	Corporate
	Worldwide	Control	Services	Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$8,017	$4,418	$3,553	$2,272	$1,934	$5	$20,199

Segment Realignment	(286)	—	286	—	—	—	—

Recasted Revenue (GAAP)	$7,731	$4,418	$3,839	$2,272	$1,934	$5	$20,199

	Operating Income											Income	Diluted EPS
			Fire	Electrical			Total	Interest	Other			from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Expense,	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	net	Taxes	Interest	Operations	Operations
As Previously Reported (GAAP)	$ 910	$ 618	$ 321	$ 342	$ 284	$ (534)	$ 1,941	$ (286)	$ (224)	$ (335)	$ (1)	$ 1,095	$ 2.25

Segment Realignment	(4)	—	4	—	—	—	—	—	—	—	—	—	—

As Reported (GAAP)	$ 906	$ 618	$ 325	$ 342	$ 284	$ (534)	$ 1,941	$ (286)	$ (224)	$ (335)	$ (1)	$ 1,095	$ 2.25

Restructuring and asset impairment charges, net	93	5	25	34	67	1	225	—	—	(65)	—	160	0.33

Restructuring charges in cost of sales and SG&A	1	9	—	9	6	3	28	—	—	(9)	—	19	0.04

Losses on divestitures	—	—	—	—	—	1	1	—	—	—	—	1	0.00

Goodwill impairment	—	—	9	—	—	—	9	—	—	—	—	9	0.02

Tax items	—	—	—	—	—	—	—	—	—	21	—	21	0.04

Class action settlement, net	—	—	—	—	—	(10)	(10)	—	—	—	—	(10)	(0.02)

Legacy legal items	—	—	—	—	—	29	29	—	—	—	—	29	0.06

Reserve adjustment	—	—	—	—	—	(9)	(9)	—	—	3	—	(6)	(0.02)

Separation costs	—	—	—	—	—	5	5	47	225	(102)	—	175	0.36

Total Before Special Items	$ 1,000	$ 632	$ 359	$ 385	$ 357	$ (514)	$ 2,219	$ (239)	$ 1	$ (487)	$ (1)	$ 1,493	$ 3.06

Diluted Shares Outstanding	488
Diluted Shares Outstanding — Before Special Items	488